Exhibit 99.1

FOR IMMEDIATE RELEASE

CHINATEL GROUP ANNOUNCES APPOINTMENT OF NEW TRANSFER AGENT

Irvine, CA – September 8, 2008 – ChinaTel Group, Inc. (CHTL:OTCBB)(“ChinaTel”) today announced that as of September 4, 2008, ChinaTel has appointed Aspen Stock Transfer Agency, Inc., a Nevada corporation (“Aspen”)  to serve as ChinaTel’s transfer agent and registrar. No shareholder action is required as a result of the change.

Effective immediately, all shareholder records have been transferred to Aspen. ChinaTel shareholders who have questions regarding their stockholdings should direct Inquiries to Aspen at:

Aspen Stock Transfer Agency, Inc.
P.O. Box 371270
Las Vegas, Nevada 89137
Direct phone: (702) 360-0652
Fax: (702) 562-9791

About ChinaTel Group, Inc.

ChinaTel, through its wholly-owned subsidiary Trussnet USA, Inc., currently provides telecommunications infrastructure engineering and construction services in mainland China, with plans to expand into select countries around the world. ChinaTel is a leading service provider throughout Asia providing services to telecom companies in China, Singapore, Taiwan, and Hong Kong.  The management team has provided architecture and engineering services for the wireless telecommunications industry for more than 30 years and has been involved in the design, construction and deployment of more than 20,000 wireless projects. For more information visit www.chinatelgroup.com.

Contact:
Tammy Perry
Westmoore Investor Relations
Tel: 714.998.4425 x110
Email: info@westmooreinc.com

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